# REGIONAL GEOLOGY and LOS LLANITOS DISTRICT CROSS-SECTION

# PLATE 1.



GUAZAPARES DISTRICT
LOS LLANITOS DISTRICT
TEMORIS DISTRICT
LA MISION DISTRICT
Temoris
Est. Temoris
Llano de Urique
Los Llanitos
108°20'
108°15'
27°25'
27°20'
27°15'
27°10'
K-Tia
Tsv
Ksd
Kls
RHYOLITE ASH-FLOW TUFF
ANDESITE AGGLOMERATES, LAVA FLOWS and VOLCANICLASTICS
DACITE PORPHYRY INTRUSIVE
LIMESTONE
1 CONVIRGINIA-LA PATRIA VEIN
2 GUADALUPE-LAS ANIMAS VEIN
3 SULEMA VEIN
4 TRES DE MAYO -GUERRA AL TIRANO VEIN
5 LA VERDE-TRES CARLOS DOS VEIN
MINE WORKINGS
FAULT
CHINIPAS RIVER
CHIHUAHUA al PACIFICO RAILROAD
A A' LINE OF CROSS-SECTION
SCALE
0 1 2 3 6
kilometers
1500 m
1000
A
A'
Scale
0 1 km